The Howard Hughes Corporation, 9950 Woodloch Forest Drive, Suite 1100, The Woodlands, TX 77380 HowardHughes.com 281.719.6100 Supplemental Information Three Months Ended March 31, 2021 NYSE: HHC Seaport New York, NY Exhibit 99.2 The Woodlands Towers at the Waterway The Woodlands, TX 6100 Merriweather Columbia, MD

HowardHughes.com 281.719.6100 2 Cautionary StatementsCautionary Statements Forward Looking Statements This presentation includes forward-looking statements. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to current or historical facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” "believe," “likely,” “may,” “realize,” “should,” “transform,” “would” and other statements of similar expression. Forward-looking statements give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements. We caution you not to rely on these forward-looking statements. For a discussion of the risk factors that could have an impact on these forward-looking statements, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission (SEC) on February 25, 2021. The statements made herein speak only as of the date of this presentation, and we do not undertake to update this information except as required by law. Past performance does not guarantee future results. Performance during time periods shown is limited and may not reflect the performance for the full year or future years, or in different economic and market cycles. Non-GAAP Financial Measures Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP); however, we use certain non-GAAP performance measures in this presentation, in addition to GAAP measures, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer companies more meaningful. Management continually evaluates the usefulness, relevance, limitations and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. The non-GAAP financial measures used in this presentation are funds from operations (FFO), core funds from operations (Core FFO), adjusted funds from operations (AFFO) and net operating income (NOI). FFO is defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income calculated in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges (which we believe are not indicative of the performance of our operating portfolio). We calculate FFO in accordance with NAREIT’s definition. Since FFO excludes depreciation and amortization, gains and losses from depreciable property dispositions, and impairments, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition, development activities and financing costs. This provides a perspective of our financial performance not immediately apparent from net income determined in accordance with GAAP. Core FFO is calculated by adjusting FFO to exclude the impact of certain non-cash and/or nonrecurring income and expense items, as set forth in the calculation herein. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of the ongoing operating performance of the core operations across all segments, and we believe it is used by investors in a similar manner. Finally, AFFO adjusts our Core FFO operating measure to deduct cash expended on recurring tenant improvements and capital expenditures of a routine nature to present an adjusted measure of Core FFO. Core FFO and AFFO are non-GAAP and non-standardized measures and may be calculated differently by other peer companies. We define NOI as operating revenues (rental income, tenant recoveries and other revenue) less operating expenses (real estate taxes, repairs and maintenance, marketing and other property expenses,), plus our share of NOI from equity investees. NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, depreciation, development-related marketing costs, gain on sale or disposal of real estate and other assets, net, provision for impairment, and Equity in earnings from real estate and other affiliates. We use NOI to evaluate our operating performance on a property-by- property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. While FFO, Core FFO, AFFO and NOI are relevant and widely used measures of operating performance of real estate companies, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance. FFO, Core FFO, AFFO and NOI do not purport to be indicative of cash available to fund our future cash requirements. Further, our computations of FFO, Core FFO, AFFO and NOI may not be comparable to FFO, Core FFO, AFFO and NOI reported by other real estate companies. We have included in this presentation a reconciliation from GAAP net income to FFO, Core FFO and AFFO, as well as reconciliations of our GAAP Operating Assets segment earnings before taxes (EBT) to NOI and Seaport segment EBT to NOI. Non-GAAP financial measures should not be considered independently, or as a substitute, for financial information presented in accordance with GAAP. Additional Information Our website address is www.howardhughes.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other publicly filed or furnished documents are available and may be accessed free of charge through the “Investors” section of our website under the "SEC Filings" subsection, as soon as reasonably practicable after those documents are filed with, or furnished to, the SEC. Also available through the Investors section of our website are beneficial ownership reports filed by our directors, officers and certain shareholders on Forms 3, 4 and 5.

HowardHughes.com 281.719.6100 3 Table of Contents Table of Contents FINANCIAL OVERVIEW OPERATING PORTFOLIO PERFORMANCE OTHER PORTFOLIO METRICS Company Profile 4 NOI by Region 11 Ward Village - Sold Out Condominiums 18 Financial Summary 6 Stabilized Properties 13 Ward Village - Condominiums Remaining to be Sold 19 Balance Sheets 8 Unstabilized Properties 15 Summary of Remaining Development Costs 20 Statements of Operations 9 Under Construction Properties 16 Portfolio Key Metrics 21 Income Reconciliations 10 Seaport Operating Performance 17 MPC Portfolio 22 MPC Land 23 Lease Expirations 24 Acquisitions / Dispositions 25 Other/Non-core Assets 26 Debt Summary 27 Property-Level Debt 28 Ground Leases 30 Impact of COVID-19 31 Definitions 32 Reconciliations of Non-GAAP Measures 33

Company Profile - Summary & Results

Company Overview - Q1 2021

Exchange / Ticker	NYSE:	HHC
Share Price - March 31, 2021	$	95.13
Diluted Earnings / Share	$	(1.20)
FFO / Diluted Share	$	(0.31)
Core FFO / Diluted Share	$	0.16
AFFO / Diluted Share	$	0.10

Operating Portfolio by Region



From Wall St. to Waikiki
110 N WACKER
CHICAGO
SEAPORT
NEW YORK
LANDMARK
VIRGINIA
SUMMERLIN
LAS VEGAS
DOWNTOWN
COLUMBIA
MARYLAND
WARD VILLAGE
HAWAII
RIVERWALK
NEW ORLEANS
HOUSTON MPC's

Recent Company Highlights

HOUSTON, March 15, 2021 (PRNewswire) - The Howard Hughes Corporation (HHC) announced the completion of the redemption of its remaining, outstanding 5.375% senior notes due 2025 (the Notes), which were not tendered by holders in the Company's tender offer and consent solicitation that expired on February 16, 2021 (the Tender Offer). The remaining outstanding Notes were redeemed at a redemption price equal to 102.688% of the aggregate principal amount of such Notes, plus accrued and unpaid interest on such Notes to, but excluding, the redemption date. As previously announced, the Company used a portion of the proceeds from its offering of $650 million in aggregate principal amount of 4.125% senior notes due 2029 and $650 million in aggregate principal amount of 4.375% senior notes due 2031, which both closed on February 2, 2021, to redeem the outstanding Notes not tendered in the Tender Offer.

HOUSTON, Feb. 3, 2021 (PRNewswire) - The Howard Hughes Corporation (HHC) announced the acceleration of plans for approximately two million square feet of development across the company's portfolio of master planned communities (MPCs). Following strong home sales in 2020 and continued market demand, the company announced plans for new development including an office building and a luxury apartment complex in Downtown Summerlin, a multifamily development in Bridgeland Central, and a new residential building in the Merriweather District in Downtown Columbia, as well as the groundbreaking of the next residential tower at Ward Village.

Q1 2021 MPC & Condominium Results

$ in millions



Woodlands/Woodlands Hills
0%
Bridgeland
21%
Summerlin
79%
1Q21
MPC
EBT
$63.4M



Kō'ula
17%
'A'ali'i
17%
Victoria Place
65%
1Q21
Condo
sales
46 units

Q1 2021 MPC EBT		
Bridgeland	$	13.1
Columbia		(0.2)
Summerlin		50.4
Woodlands/Woodlands Hills		0.1
Total	**$**	**63.4**

Q1 2021 Condo Units Contracted	
Waiea	—
'A'ali'i	8
Kō'ula	8
Victoria Place	30
Total	**46**

Howard Hughes.

HowardHughes.com 281.719.6100 4

Company Profile - Summary & Results (con't)

Q1 2021 Path to Projected Annual Stabilized NOI

Currently Under Construction

$ in millions



Retail
9%
Projected
Stabilized
NOI
$20.3M
Multi-family
91%

Retail & Office S.F.	80,768
Multi-family Units	1,190
Hotel Keys	—
Other S.F. / Units	— / —
Projected Stabilized NOI $	20.3

Currently Unstabilized

$ in millions



Multi-family
32%
Retail
4%
Projected
Stabilized
NOI
$65.3M
Office
64%

Retail & Office S.F.	2,558,078
Multi-family Units	931
Hotel Keys	—
Other S.F. / Units	— / —
Projected Stabilized NOI $	65.3

Currently Stabilized

$ in millions



Other
8%
Hotel
10%
Projected
Stabilized
NOI
$293.3M
Office
44%
Retail
25%
Multi-family
13%

Retail & Office S.F.	7,965,095
Multi-family Units	2,909
Hotel Keys	909
Other S.F. / Units	135,801 / 1,357
Projected Stabilized NOI $	293.3

Total

$ in millions



Other
Hotel 6%
8%
Projected
Stabilized
NOI
$378.9M
Office
46%
Retail
20%
Multi-family
20%

Retail & Office S.F.	10,603,941
Multi-family Units	5,030
Hotel Keys	909
Other S.F. / Units	135,801 / 1,357
Projected Stabilized NOI $	378.9

Q1 2021 Operating Results by Property Type

Currently Under Construction

$ in millions



1Q21
Under
Construction
NOI
$0.0M

Currently Unstabilized

$ in millions



Multi-family
29%
Retail
2%
1Q21
Unstabilized
NOI
$(0.8)M
Office
69%

Currently Stabilized

$ in millions



Other
9%
1Q21
Stabilized
NOI
$52.4M
Office
55%
Retail
23%
Multi-family
13%

Total

$ in millions



Other
10%
1Q21
Total
NOI
$51.6M
Office
53%
Retail
23%
Multi-family
14%

Path to Projected Annual Stabilized NOI charts exclude Seaport NOI, units, and square footage until we have greater clarity with respect to the performance of our tenants. See page 17 for Seaport NOI and other project information. See page 32 for definitions of Under Construction, Unstabilized,Stabilized and Net Operating Income (NOI).

Howard Hughes.
HowardHughes.com 281.719.6100 5

Financial Summary

$ in thousands except share price and billions	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020
Company Profile					
Share price (a)	$ 95.13	$ 78.93	$ 57.60	$ 51.95	$ 50.52
Market Capitalization (b)	$5.2b	$4.3b	$3.2b	$2.9b	$2.8b
Enterprise Value (c)	$8.7b	$7.6b	$6.5b	$6.5b	$6.3b
Weighted avg. shares - basic	55,678	55,571	55,542	55,530	43,380
Weighted avg. shares - diluted	55,678	55,571	55,585	55,530	43,380
Total diluted share equivalents outstanding (a)	55,119	54,999	54,922	54,931	54,939
Debt Summary					
Total debt payable (d)	$ 4,439,522	$ 4,320,166	$ 4,253,595	$ 4,439,153	$ 4,345,066
Fixed-rate debt	$ 2,672,304	$ 2,374,822	$ 2,387,189	$ 1,902,175	$ 1,906,187
Weighted avg. rate - fixed	4.54 %	5.07 %	5.12 %	5.06 %	5.06 %
Variable-rate debt, excluding condominium financing	$ 1,467,039	$ 1,725,461	$ 1,686,979	$ 2,411,620	$ 2,362,424
Weighted avg. rate - variable	3.54 %	3.41 %	3.52 %	3.44 %	3.91 %
Condominium debt outstanding at end of period	$ 300,179	$ 219,883	$ 179,427	$ 125,358	$ 76,455
Weighted avg. rate - condominium financing	4.04 %	3.82 %	3.21 %	3.22 %	4.29 %
Leverage ratio (debt to enterprise value)	50.73 %	56.31 %	64.66 %	67.61 %	68.40 %

(a) Presented as of period end date.
(b) Market capitalization = Closing share price as of the last trading day of the respective period times total diluted share equivalents outstanding as of the date presented.
(c) Enterprise Value = Market capitalization + book value of debt + noncontrolling interest - cash and equivalents.
(d) Represents total mortgages, notes and loans payable, as stated in our GAAP financial statements as of the respective date, excluding unamortized deferred financing costs and bond issuance costs.

Howard Hughes.
HowardHughes.com 281.719.6100 6

Financial Summary (con't)

$ in thousands	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020
Earnings Profile					
Operating Assets Segment Income					
Revenues	$ 91,603	$ 87,916	$ 83,430	$ 81,004	$ 111,170
Expenses	(47,364)	(42,166)	(47,508)	(42,007)	(53,264)
Company's Share NOI - Equity investees	7,354	1,362	2,315	1,836	5,961
Operating Assets NOI (a)	$ 51,593	$ 47,112	$ 38,237	$ 40,833	$ 63,867
Avg. NOI margin	56%	54%	46%	50%	57%
MPC Segment Earnings					
Total revenues	$ 48,287	$ 112,436	$ 52,158	$ 68,913	$ 50,446
Total expenses (b)	(23,339)	(49,938)	(23,150)	(32,061)	(23,813)
Interest (expense) income, net (c)	10,757	10,554	9,176	8,303	8,554
Equity in earnings in real estate and other affiliates	27,650	13,442	(1,563)	(2,968)	8,934
MPC Segment EBT (c)	$ 63,355	$ 86,494	$ 36,621	$ 42,187	$ 44,121
Seaport Segment Income					
Revenues	$ 6,897	$ 6,969	$ 4,214	$ 2,653	$ 8,736
Expenses	(11,141)	(10,014)	(10,313)	(6,093)	(12,626)
Company's Share NOI - Equity investees	(135)	(124)	(106)	(305)	(376)
Seaport NOI (d)	$ (4,379)	$ (3,169)	$ (6,205)	$ (3,745)	$ (4,266)
Avg. NOI margin	(63%)	(45%)	(147%)	(141%)	(49%)
Condo Gross Profit					
Condinium rights and unit sales	$ 37,167	$ 958	$ 142	$ —	$ 43
Condominium rights and unit cost of sales	(54,968)	(2,893)	(1,087)	(6,348)	(97,901)
Condo Net Income (e)	$ (17,801)	$ (1,935)	$ (945)	$ (6,348)	$ (97,858)

(a) Operating Assets NOI = Operating Assets NOI excluding properties sold or in redevelopment + the Howard Hughes Corporation's (the Company or HHC) share of equity method investments NOI and the annual distribution from our cost basis investment. Prior periods have been adjusted to be consistent with current period presentation.
(b) Expenses include both actual and estimated future costs of sales allocated on a relative sales value to land parcels sold, including Master Planned Communities (MPC)-level G&A and real estate taxes on remaining residential and commercial land.
(c) MPC Segment EBT (Earnings before tax, as discussed in our GAAP financial statements), includes negative interest expense relating to capitalized interest for the segment on debt held in other segments and at corporate.
(d) Seaport NOI = Seaport NOI excluding properties sold or in redevelopment + Company's share of equity method investments NOI.
(e) As a result of significantly lower available inventory, we closed on 5 condos during the three months ended March 31, 2021 and no condominium units during the twelve months ended December 31, 2020, However, as highlighted on pages 18 and 19 of this presentation, overall progress at our condominium projects remains strong. During the first quarter of 2020, the Company recorded a $97.9 million charge for the estimated costs related to construction defects at the Waiea tower. An additional $20.5 million charge related to the same construction defects was recorded during the first quarter of 2021. The Company expects to recover all the repair costs from the general contractor, other responsible parties and insurance proceeds.

Howard Hughes

HowardHughes.com 281.719.6100 7

HowardHughes.com 281.719.6100 8 thousands except par values and share amounts March 31, 2021 December 31, 2020 ASSETS Unaudited Unaudited Investment in real estate: Master Planned Communities assets $ 1,714,092 $ 1,687,519 Buildings and equipment 4,137,760 4,115,493 Less: accumulated depreciation (677,202) (634,064) Land 363,447 363,447 Developments 1,263,571 1,152,674 Net property and equipment 6,801,668 6,685,069 Investment in real estate and other affiliates 389,586 377,145 Net investment in real estate 7,191,254 7,062,214 Net investment in lease receivable 2,919 2,926 Cash and cash equivalents 975,784 1,014,686 Restricted cash 198,544 228,311 Accounts receivable, net 70,990 66,726 Municipal Utility District receivables, net 332,040 314,394 Notes receivable, net 1,300 622 Deferred expenses, net 110,362 112,097 Operating lease right-of-use assets, net 55,412 56,255 Prepaid expenses and other assets, net 215,557 282,101 Total assets $ 9,154,162 $ 9,140,332 LIABILITIES Mortgages, notes and loans payable, net $ 4,395,187 $ 4,287,369 Operating lease obligations 68,460 68,929 Deferred tax liabilities 168,157 187,639 Accounts payable and accrued expenses 833,373 852,258 Total liabilities 5,465,177 5,396,195 Redeemable noncontrolling interest 27,718 29,114 EQUITY Preferred stock: $.01 par value; 50,000,000 shares authorized, none issued — — Common stock: $0.01 par value; 150,000,000 shares authorized, 56,178,233 issued and 55,107,675 outstanding as of March 31, 2021, 56,042,814 shares issued and 54,972,256 outstanding as of December 31, 2020 563 562 Additional paid-in capital 3,952,537 3,947,278 Accumulated deficit (139,150) (72,556) Accumulated other comprehensive loss (31,017) (38,590) Treasury stock, at cost, 1,070,558 shares as of March 31, 2021, and 1,070,558 shares as of December 31, 2020 (122,091) (122,091) Total stockholders' equity 3,660,842 3,714,603 Noncontrolling interests 425 420 Total equity 3,661,267 3,715,023 Total liabilities and equity $ 9,154,162 $ 9,140,332 Share Count Details (thousands) Shares outstanding at end of period (including restricted stock) 55,108 54,972 Dilutive effect of stock options (a) 11 27 Total diluted share equivalents outstanding 55,119 54,999 Balance Sheets (a) Stock options assume net share settlement calculated for the period presented.

Statements of Operations

thousands except per share amounts	Q1 2021	Q1 2020
	Unaudited	Unaudited
REVENUES		
Condominium rights and unit sales	$ 37,167	$ 43
Master Planned Communities land sales	37,477	39,732
Rental revenue	85,899	92,744
Other land, rental and property revenues	23,243	34,897
Builder price participation	6,794	7,759
Total revenues	190,580	175,175
EXPENSES		
Condominium rights and unit cost of sales	54,968	97,901
Master Planned Communities cost of sales	15,651	16,786
Operating costs	58,598	64,606
Rental property real estate taxes	13,991	13,578
Provision for (recovery of) doubtful accounts	(578)	1,701
Development-related marketing costs	1,644	2,816
General and administrative	21,766	39,081
Depreciation and amortization	49,308	61,637
Total expenses	215,348	298,106
OTHER		
Provision for impairment	—	(48,738)
Gain (loss) on sale or disposal of real estate and other assets, net	—	38,124
Other income (loss), net	(10,308)	(3,684)
Total other	(10,308)	(14,298)
Operating income (loss)	(35,076)	(137,229)
Interest income	41	1,146
Interest expense	(34,210)	(34,448)
Gain (loss) on extinguishment of debt	(35,915)	—
Equity in earnings (losses) from real estate and other affiliates	15,796	11,349
Income (loss) before income taxes	(89,364)	(159,182)
Income tax expense (benefit)	(21,205)	(34,100)
Net income (loss)	(68,159)	(125,082)
Net (income) loss attributable to noncontrolling interests	1,565	(52)
Net income (loss) attributable to common stockholders	$ (66,594)	$ (125,134)
Basic income (loss) per share	**$ (1.20)**	**$ (2.88)**
Diluted income (loss) per share	**$ (1.20)**	**$ (2.88)**

Howard Hughes.
HowardHughes.com 281.719.6100 9

HowardHughes.com 281.719.6100 10 thousands except share amounts YTD Q1 2021 YTD Q1 2020 RECONCILIATIONS OF NET INCOME TO FFO Unaudited Unaudited Net income attributable to common shareholders $ (66,594) $ (125,134) Adjustments to arrive at FFO: Segment real estate related depreciation and amortization 48,156 59,816 (Gain) loss on sale or disposal of real estate and other assets, net — (38,124) Income tax expense adjustments: Gain on sale or disposal of real estate and other assets, net — 8,006 Impairment of depreciable real estate properties — 48,738 Reconciling items related to noncontrolling interests (1,565) 52 Our share of the above reconciling items included in earnings from unconsolidated joint ventures 2,479 1,147 FFO $ (17,524) $ (45,499) Adjustments to arrive at Core FFO: (Gain) loss on extinguishment of debt 35,915 — Loss on settlement of rate-lock agreement 9,995 — Severance expenses 364 2,478 Non-real estate related depreciation and amortization 1,152 1,821 Straight-line amortization (4,692) (2,967) Deferred income tax (expense) benefit (21,619) (34,625) Non-cash fair value adjustments related to hedging instruments 2,973 1,093 Share-based compensation 2,167 809 Other non-recurring expenses (development-related marketing and demolition costs) 1,644 2,816 Our share of the above reconciling items included in earnings from unconsolidated joint ventures (1,252) 92 Core FFO $ 9,123 $ (73,982) Adjustments to arrive at AFFO: Tenant and capital improvements $ (3,279) $ (3,589) Leasing commissions (290) (922) AFFO $ 5,554 $ (78,493) FFO per diluted share value $ (0.31) $ (1.05) Core FFO per diluted share value $ 0.16 $ (1.71) AFFO per diluted share value $ 0.10 $ (1.81) Reconciliations of Net Income to FFO, Core FFO and AFFO

NOI by Region, excluding Seaport

in thousands except Sq. Ft. and units

Property	% Ownership (a)	Total Sq. Ft.	Total Units	Q1 2021 Occupied (#) Sq. Ft.	Q1 2021 Occupied (#) Units	Q1 2021 Leased (#) Sq. Ft.	Q1 2021 Leased (#) Units	Q1 2021 Occupied (%) Sq. Ft.	Q1 2021 Occupied (%) Units	Q1 2021 Leased (%) Sq. Ft.	Q1 2021 Leased (%) Units	Q1 2021 Annualized NOI (b)	Stabilized NOI (c)	Time to Stabilize (Years)
Stabilized Properties														
Office - Houston	100 %	3,373,048	—	2,990,912	—	3,000,390	—	89 %	— %	89 %	— %	$ 81,610	$ 91,614	—
Office - Columbia	100 %	1,387,717	—	1,201,434	—	1,209,767	—	87 %	— %	87 %	— %	19,978	25,580	—
Office - Summerlin	100 %	532,428	—	523,325	—	523,325	—	98 %	— %	98 %	— %	13,714	14,200	—
Retail - Houston	100 %	420,527	—	338,730	—	344,509	—	81 %	— %	82 %	— %	10,221	13,353	—
Retail - Columbia	100 %	89,199	—	89,199	—	89,199	—	100 %	— %	100 %	— %	2,191	2,300	—
Retail - Hawaii	100 %	1,031,983	—	919,765	—	967,181	—	89 %	— %	94 %	— %	10,701	24,100	—
Retail - Summerlin	100 %	801,098	—	741,742	—	772,176	—	93 %	— %	96 %	— %	22,404	26,301	—
Retail - Other	100 %	264,507	—	206,957	—	219,255	—	78 %	— %	83 %	— %	1,812	6,500	—
Multi-Family - Houston (d)	100 %	22,971	1,701	17,322	1,530	17,322	1,583	75 %	90 %	75 %	93 %	14,426	23,675	—
Multi-Family - Columbia (d)	50 %	41,617	817	39,959	760	39,959	793	96 %	93 %	96 %	97 %	6,448	7,140	—
Multi-Family - Summerlin (d)	100 %	—	391	—	376	—	390	— %	96 %	— %	100 %	6,683	7,050	—
Hospitality - Houston (e)	100 %	—	909	—	333	—	—	— %	37 %	— %	— %	(1,602)	28,900	—
Self-Storage - Houston	100 %	—	1,357	—	1,261	—	1,275	— %	93 %	— %	94 %	835	870	—
Other - Summerlin	100 %	—	—	—	—	—	—	— %	— %	— %	— %	6,794	12,415	—
Other Assets (f)	Various	135,801	—	135,801	—	135,801	—	100 %	— %	100 %	— %	6,818	9,330	—
Total Stabilized Properties (g)												**$ 203,033**	**$ 293,328**	—
Unstabilized Properties														
Office - Houston	100 %	595,617	—	169,761	—	184,415	—	29 %	— %	31 %	— %	$ (1,941)	$ 17,900	2.0
Office - Columbia	100 %	319,002	—	203,436	—	203,436	—	64 %	— %	64 %	— %	(1,053)	9,200	2.0
Office - Other	23 %	1,491,651	—	627,064	—	1,146,824	—	42 %	— %	77 %	— %	6,428	14,421	2.0
Retail - Columbia	100 %	10,700	—	—	—	10,700	—	— %	— %	100 %	— %	(3)	400	1.0
Retail - Houston	100 %	72,977	—	51,416	—	51,416	—	70 %	— %	70 %	— %	169	2,200	1.0
Multi-Family - Houston (d)	100 %	11,448	549	6,146	235	6,146	292	54 %	43 %	54 %	53 %	2,075	12,029	2.4
Multi-Family - Columbia (d)	100 %	56,683	382	1,390	244	11,370	307	2 %	64 %	20 %	80 %	1,037	9,162	2.0
Total Unstabilized Properties												**$ 6,712**	**$ 65,312**	**1.9**

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NOI by Region, excluding Seaport (con't)

in thousands except Sq. Ft. and units

Property	% Ownership (a)	Total Sq. Ft.	Total Units	Q1 2021 Occupied (#) Sq. Ft.	Q1 2021 Occupied (#) Units	Q1 2021 Leased (#) Sq. Ft.	Q1 2021 Leased (#) Units	Q1 2021 Occupied (%) Sq. Ft.	Q1 2021 Occupied (%) Units	Q1 2021 Leased (%) Sq. Ft.	Q1 2021 Leased (%) Units	Q1 2021 Annualized NOI (b)	Stabilized NOI (c)	Time to Stabilize (Years)
Under Construction Properties														
Retail - Hawaii	100 %	48,357	—	—	—	1,688	—	— %	— %	3 %	— %	n/a $	1,918	1.7
Multi-Family - Houston (d)	100 %	—	718	—	—	—	—	— %	— %	— %	— %	n/a	9,057	2.5
Multi-Family - Columbia (d)	100 %	32,411	472	—	—	—	—	— %	— %	— %	— %	n/a	9,325	5.0
Total Under Construction Properties												**n/a $**	**20,300**	**3.7**
Total/ Wtd. Avg. for Portfolio												**$ 209,745 $**	**378,940**	**2.7**

(a) Includes our share of NOI for our joint ventures.
(b) Annualized Q1 2021 NOI also includes distribution received from cost method investment in Q1 2020. For purposes of this calculation, this one time annual distribution is not annualized.
(c) Table above excludes Seaport NOI, units, and square feet until we have greater clarity with respect to the performance of our tenants. See page 17 for Seaport Est. stabilized yield and other project information.
(d) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.
(e) Hospitality percentage occupied is the average for Q1 2021. As a result of COVID-19, we continue to see lower occupancy in the first quarter of 2021, compared to levels achieved prior to the impact of the pandemic. However, with an increase in business and leisure travel during the first quarter of 2021, the performance of our hospitality assets has improved when compared to the fourth quarter of 2020, with increases in occupancy at Embassy Suites at Hughes Landing and The Westin at The Woodlands.
(f) Other assets are primarily made up of our share of equity method investments not included in other categories. These assets can be found on page 14 of this presentation.
(g) For Stabilized Properties, the difference between Annualized NOI and Stabilized NOI is attributable to a number of factors which may include temporary abatements, deferrals or lost revenue due to COVID-19 restrictions, timing of lease turnovers, free rent and other market factors.

Howard Hughes. HowardHughes.com 281.719.6100 12

Stabilized Properties - Operating Assets Segment

in thousands except Sq. Ft. and units

Property	Location	% Ownership	Rentable Sq. Ft.	Q1 2021 % Occ.	Q1 2021 % Leased	Annualized Q1 2021 NOI (a)	Est. Stabilized NOI (a)
Office							
One Hughes Landing	Houston, TX	100 %	197,719	92 %	97 %	$ 5,350	$ 5,900
Two Hughes Landing	Houston, TX	100 %	197,714	70 %	70 %	3,974	6,000
Three Hughes Landing	Houston, TX	100 %	320,815	90 %	90 %	8,032	8,200
1725 Hughes Landing Boulevard	Houston, TX	100 %	331,176	63 %	63 %	5,288	6,900
1735 Hughes Landing Boulevard	Houston, TX	100 %	318,170	100 %	100 %	8,139	8,200
2201 Lake Woodlands Drive	Houston, TX	100 %	24,119	100 %	100 %	497	500
Lakefront North	Houston, TX	100 %	258,058	82 %	82 %	5,129	6,458
8770 New Trails	Houston, TX	100 %	180,000	100 %	100 %	2,440	4,400
9303 New Trails	Houston, TX	100 %	97,967	75 %	75 %	1,324	1,800
3831 Technology Forest Drive	Houston, TX	100 %	95,078	100 %	100 %	2,560	2,600
3 Waterway Square	Houston, TX	100 %	232,021	87 %	87 %	6,237	6,500
4 Waterway Square	Houston, TX	100 %	218,551	100 %	100 %	6,832	6,856
1201 Lake Robbins Tower (b)	Houston, TX	100 %	805,993	100 %	100 %	25,411	25,800
1400 Woodloch Forest	Houston, TX	100 %	95,667	48 %	48 %	397	1,500
10 - 70 Columbia Corporate Center	Columbia, MD	100 %	898,054	84 %	85 %	11,038	14,331
Columbia Office Properties	Columbia, MD	100 %	62,038	52 %	52 %	568	1,402
One Mall North	Columbia, MD	100 %	96,977	95 %	95 %	1,674	1,947
One Merriweather	Columbia, MD	100 %	206,632	100 %	100 %	4,758	4,800
Two Merriweather	Columbia, MD	100 %	124,016	93 %	93 %	1,940	3,100
Aristocrat	Las Vegas, NV	100 %	181,534	100 %	100 %	4,228	4,300
One Summerlin	Las Vegas, NV	100 %	206,279	96 %	96 %	6,027	6,100
Two Summerlin	Las Vegas, NV	100 %	144,615	100 %	100 %	3,459	3,800
Total Office			**5,293,193**			**$ 115,302**	**$ 131,394**
Retail							
Creekside Village Green	Houston, TX	100 %	74,670	77 %	77 %	$ 1,799	$ 2,097
Hughes Landing Retail	Houston, TX	100 %	125,798	82 %	82 %	3,408	4,375
1701 Lake Robbins	Houston, TX	100 %	12,376	100 %	100 %	628	630
Lake Woodlands Crossing Retail	Houston, TX	100 %	60,261	85 %	85 %	1,472	1,668
Lakeland Village Center at Bridgeland	Houston, TX	100 %	67,947	66 %	68 %	849	1,700
20/25 Waterway Avenue	Houston, TX	100 %	50,062	89 %	98 %	1,488	2,013
Waterway Garage Retail	Houston, TX	100 %	21,513	78 %	78 %	329	600
2000 Woodlands Parkway	Houston, TX	100 %	7,900	100 %	100 %	248	270
Columbia Regional Building	Columbia, MD	100 %	89,199	100 %	100 %	2,191	2,300
Ward Village Retail	Honolulu, HI	100 %	1,031,983	89 %	94 %	10,701	24,100
Downtown Summerlin (c)	Las Vegas, NV	100 %	801,098	93 %	96 %	22,404	26,301
Outlet Collection at Riverwalk	New Orleans, LA	100 %	264,507	78 %	83 %	1,812	6,500
Total Retail			**2,607,314**			**$ 47,329**	**$ 72,554**

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Stabilized Properties - Operating Assets Segment (con't)

in thousands except Sq. Ft. and units

					Q1 2021 %Occ.(d)		Q1 2021 % Leased (d)			
Property	**Location**	**% Ownership**	**Rentable Sq. Ft.**	**Units**	**Rentable Sq. Ft.**	**Units**	**Rentable Sq. Ft.**	**Units**	**Annualized Q1 2021 NOI (a) (b)**	**Est. Stabilized NOI (a)**
Multi-family										
Creekside Park Apartments	Houston, TX	100 %	—	292	n/a	95 %	n/a	97 %	$ 2,410	$ 3,500
Lakeside Row	Houston, TX	100 %	—	312	n/a	92 %	n/a	94 %	2,237	3,875
Millennium Six Pines Apartments	Houston, TX	100 %	—	314	n/a	89 %	n/a	93 %	2,330	4,500
Millennium Waterway Apartments	Houston, TX	100 %	—	393	n/a	89 %	n/a	94 %	2,555	4,600
One Lakes Edge	Houston, TX	100 %	22,971	390	75 %	86 %	75 %	89 %	4,894	7,200
The Metropolitan Downtown Columbia	Columbia, MD	50 %	13,591	380	88 %	94 %	88 %	98 %	2,908	3,132
m.flats/TEN.M	Columbia, MD	50 %	28,026	437	100 %	92 %	100 %	97 %	3,540	4,008
Constellation Apartments	Las Vegas, NV	100 %	—	124	n/a	96 %	n/a	98 %	1,841	2,200
Tanager Apartments	Las Vegas, NV	100 %	—	267	n/a	96 %	n/a	100 %	4,842	4,850
Total Multi-family (e)			**64,588**	**2,909**					**$ 27,557**	**$ 37,865**
Hotel										
Embassy Suites at Hughes Landing (f)	Houston, TX	100 %	—	205	n/a	63 %	n/a	n/a	$ 785	$ 5,600
The Westin at The Woodlands (f)	Houston, TX	100 %	—	302	n/a	38 %	n/a	n/a	(1,587)	9,600
The Woodlands Resort & Conference Center (f)	Houston, TX	100 %	—	402	n/a	22 %	n/a	n/a	(800)	13,700
Total Hotel			**—**	**909**					**$ (1,602)**	**$ 28,900**
Other										
Hughes Landing Daycare	Houston, TX	100 %	10,000	—	100 %	— %	100 %	— %	$ 259	$ 278
The Woodlands Warehouse	Houston, TX	100 %	125,801	—	100 %	— %	100 %	— %	1,280	1,300
HHC 242 Self-Storage	Houston, TX	100 %	—	629	n/a	92 %	n/a	93 %	418	450
HHC 2978 Self-Storage	Houston, TX	100 %	—	728	n/a	94 %	n/a	95 %	417	420
Woodlands Sarofim #1	Houston, TX	20 %	n/a	n/a	n/a	n/a	n/a	n/a	248	250
Stewart Title of Montgomery County, TX	Houston, TX	50 %	n/a	n/a	n/a	n/a	n/a	n/a	1,272	1,900
The Woodlands Ground Leases	Houston, TX	100 %	n/a	n/a	n/a	n/a	n/a	n/a	1,945	1,950
Kewalo Basin Harbor	Honolulu, HI	100 %	n/a	n/a	n/a	n/a	n/a	n/a	1,345	1,350
Hockey Ground Lease	Las Vegas, NV	100 %	n/a	n/a	n/a	n/a	n/a	n/a	556	560
Summerlin Hospital Medical Center	Las Vegas, NV	5 %	n/a	n/a	n/a	n/a	n/a	n/a	3,755	3,755
Las Vegas Ballpark (f)(g)	Las Vegas, NV	100 %	n/a	n/a	n/a	n/a	n/a	n/a	2,483	8,100
Other Assets	Various	100 %	n/a	n/a	n/a	n/a	n/a	n/a	469	2,302
Total Other			**135,801**	**1,357**					**$ 14,447**	**$ 22,615**
Total Stabilized									**$ 203,033**	**$ 293,328**

(a) For Stabilized Properties, the difference between Annualized NOI and Stabilized NOI is attributable to a number of factors which may include temporary abatements, deferrals or lost revenue due to COVID-19 restrictions, timing of lease turnovers, free rent and other market factors.
(b) 1201 Lake Robbins Tower and 9950 Woodloch Forest Tower, are collectively known as The Woodlands Towers at the Waterway. 9950 Woodloch Forest Tower is an unstabilized property as of March 31, 2021.
(c) Downtown Summerlin rentable sq. ft. excludes 381,767 sq. ft. of anchor space and 41,606 sq. ft. of office space.
(d) With the exception of Hotel properties, Percentage Occupied and Percentage Leased are as of March 31, 2021. Each Hotel property Percentage Occupied is the average for Q1 2021.
(e) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.
(f) Annualized NOI for these properties are based on a trailing 12-month calculation due to seasonality of the respective businesses.
(g) The Las Vegas Ballpark presentation is inclusive of the results from both the stadium operations and those of our wholly owned team, the Las Vegas Aviators.

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Unstabilized Properties - Operating Assets Segment

thousands except Sq. Ft. and units

Project Name	Location	% Ownership	Rentable Sq. Ft.	Units	Q1 2021 %Occ.(a) Rentable Sq. Ft.	Q1 2021 %Occ.(a) Units	Q1 2021 % Leased (a) Rentable Sq. Ft.	Q1 2021 % Leased (a) Units	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Annualized Q1 2021 NOI	Est. Stabilized NOI (b)	Est. Stab. Date	Est. Stab. Yield
Office														
9950 Woodloch Forest Tower (c)(d)	Houston, TX	100 %	595,617	—	29 %	n/a	31 %	n/a	$ 151,189	$ 210,571	$ (1,941)	$ 17,900	2023	9 %
110 North Wacker (e)	Chicago, IL	23 %	1,491,651	—	42 %	n/a	77 %	n/a	16,078	16,078	6,428	14,421	2023	8 %
6100 Merriweather	Columbia, MD	100 %	319,002	—	64 %	n/a	64 %	n/a	109,869	138,221	(1,053)	9,200	2023	7 %
Total Office			**2,406,270**	**—**					**$ 277,136**	**$ 364,870**	**$ 3,434**	**$ 41,521**		
Retail														
Creekside Park West	Houston, TX	100 %	72,977	—	70 %	n/a	70 %	n/a	$ 19,295	$ 20,777	$ 169	$ 2,200	2022	11 %
Merriweather District Area 3 Standalone Restaurant	Columbia, MD	100 %	10,700	—	— %	n/a	100 %	n/a	4,000	6,530	(3)	400	2022	6 %
Total Retail			**83,677**	**—**					**$ 23,295**	**$ 27,307**	**$ 166**	**$ 2,600**		
Multi-family														
Juniper Apartments	Columbia, MD	100 %	56,683	382	2 %	64 %	20 %	80 %	$ 97,257	$ 116,386	$ 1,037	$ 9,162	2023	8 %
The Lane at Waterway	Houston, TX	100 %	—	163	n/a	13 %	n/a	26 %	35,743	45,033	(251)	3,500	2022	8 %
Two Lakes Edge	Houston, TX	100 %	11,448	386	54 %	55 %	54 %	65 %	99,118	107,706	2,326	8,529	2024	8 %
Total Multi-family (f)			**68,131**	**931**					**$ 232,118**	**$ 269,125**	**$ 3,112**	**$ 21,191**		
Total Unstabilized									**$ 532,549**	**$ 661,302**	**$ 6,712**	**$ 65,312**		

(a) Percentage Occupied and Percentage Leased are as of March 31, 2021.
(b) Company estimates of stabilized NOI are based on current leasing velocity, excluding inflation and organic growth.
(c) 9950 Woodloch Forest Tower development costs incurred and estimated total cost are inclusive of acquisition and tenant lease-up costs.
(d) 1201 Lake Robbins Tower and 9950 Woodloch Forest Tower, are collectively known as The Woodlands Towers at the Waterway. 1201 Lake Robbins Tower is a stabilized property as of March 31, 2021 as Occidental Petroleum has leased 100% of the building through 2032.
(e) The above represents only our membership interest and HHC's total cash equity requirement. Est. Stabilized NOI Yield is based on the projected building NOI at stabilization and our percentage ownership of the equity capitalized of the projects. It does not include the impact of the partnership distribution waterfall.
(f) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.

Howard Hughes

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Under Construction Projects - Strategic Developments Segment

in thousands except Sq. Ft. and units

(Owned & Managed) Project Name	Location	% Ownership	Est. Rentable Sq. Ft.	Percent Pre-Leased (a)	Project Status	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Retail											
'A'ali'i (c)	Honolulu, HI	100 %	11,570	— %	Under Construction	Q4 2018	2022	$ —	$ —	$ 637	— %
Kō'ula (c)	Honolulu, HI	100 %	36,787	5 %	Under Construction	Q3 2019	2023	—	—	1,281	— %
Total Retail			**48,357**					**$ —**	**$ —**	**$ 1,918**	

Project Name	Location	% Ownership	# of Units	Monthly Est. Rent Per Unit	Project Status	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Multi-family											
Creekside Park The Grove	Houston, TX	100 %	360	$ 1,744	Under Construction	Q3 2019	2023	$ 36,475	$ 57,472	$ 4,697	8 %
Marlow	Columbia, MD	100 %	472	1,984	Under Construction	Q1 2021	2026	10,644	130,490	9,325	7 %
Starling at Bridgeland	Houston, TX	100 %	358	1,622	Under Construction	Q4 2020	2024	1,374	58,072	4,360	8 %
Total Multi-family			**1,190**					**$ 48,493**	**$ 246,034**	**$ 18,382**	
Total Under Construction								**$ 48,493**	**$ 246,034**	**$ 20,300**	

(a) Represents leases signed as of March 31, 2021, and is calculated as the total leased square feet divided by total leasable square feet, expressed as a percentage.
(b) Represents management's estimate of the first quarter of operations in which the asset may be stabilized.
(c) Condominium retail Develop. Cost Incurred and Est. Total Costs (Excl. Land) are combined with their respective condominium costs on page 18 and 19 of this supplement.

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Seaport Operating Performance

Q1 2021 $ in thousands	Landlord Operations (a) Historic District & Pier 17	Landlord Operations (a) Multi-Family (c)	Managed Businesses (b) Historic District & Pier 17 (d)	Managed Businesses (b) Tin Building (e)	Events, Sponsorships & Catering Business (f)	Q1 2021 Total
Revenues						
Rental revenue (g)	$ 1,752	$ 204	$ —	$ —	$ —	$ 1,956
Tenant recoveries	250	—	(6)	—	—	244
Other rental and property (expense) revenue	2	1	3,235	—	1,459	4,697
Total Revenues	2,004	205	3,229	—	1,459	6,897
Expenses						
Other property operating costs (g)	(5,244)	(113)	(4,024)	—	(1,895)	(11,276)
Total Expenses	(5,244)	(113)	(4,024)	—	(1,895)	(11,276)
Net Operating (Loss) Income - Seaport (h)	$ (3,240)	$ 92	$ (795)	$ —	$ (436)	$ (4,379)
Project Status	Unstabilized	Stabilized	Unstabilized	Under Construction	Unstabilized	
Rentable Sq. Ft. / Units						
Total Sq. Ft. / units	325,079	13,000 / 21	52,379	53,000	21,077	
Leased Sq. Ft. / units (i)	138,303	— / 20	52,379	53,000	21,077	
% Leased or occupied (i)	43 %	— % / 95 %	100 %	100 %	100 %	
Development (j)						
Development costs incurred	$ 541,628	$ —	$ —	$ 119,354	$ —	$ 660,982
Estimated total costs (excl. land)	$ 594,368	$ —	$ —	$ 194,613	$ —	$ 788,981

(a) Landlord operations represents physical real estate developed and owned by HHC and leased to third parties.
(b) Managed businesses represents retail and food and beverage businesses that HHC owns, either wholly or through joint ventures, and operates, including license and management agreements. For the three months ended March 31, 2021, our managed businesses include, among others, The Fulton, SJP by Sarah Jessica Parker, R17, Cobble & Co., Malibu Farm and Ssäm Bar (formerly Bar Wayō).
(c) Multi-family represents 85 South Street which includes base level retail in addition to residential units..
(d) Includes our 90% share of NOI from Ssäm Bar.
(e) Represents the marketplace by Jean-Georges. As a result of impacts related to COVID-19, there were delays in construction on the Tin Building, however construction is still on track for completion in the fourth quarter of 2021 with opening expected in early 2022.
(f) Events, sponsorships & catering business includes private events, catering, sponsorships, concert series and other rooftop activities.
(g) Rental revenue and expense earned from and paid by businesses we own and operate is eliminated in consolidation.
(h) See page 34 for the reconciliation of Seaport NOI.
(i) The percent leased for Historic District & Pier 17 landlord operations includes agreements with terms of less than one year and excludes leases with our managed businesses.
(j) Development costs incurred and Estimated total costs (excl. land) are shown net of insurance proceeds of approximately $64.7 million.

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Ward Village - Sold Out Condominiums

As of March 31, 2021	Anaha	Ae'o	Ke Kilohana (a)	Total
Key Metrics ($ in thousands)				
Type of building	Luxury	Upscale	Workforce	
Number of units	317	465	423	1,205
Avg. unit Sq. Ft.	1,417	838	696	940
Condo Sq. Ft.	449,205	389,663	294,273	1,133,141
Street retail Sq. Ft.	16,048	70,800	28,386	115,234
Stabilized retail NOI	$1,200	$1,900	$1,231	$4,331
Stabilization year	2020	2019	2020	
Development progress ($ in millions)				
Status	Opened	Opened	Opened	
Start date	Q4 2014	Q1 2016	Q4 2016	
Completion / Est. Completion date	Q4 2017	Q4 2018	Q2 2019	
Total development cost	$404,038	$430,737	$217,483	$1,052,258
Cost-to-date	400,509	428,839	215,841	1,045,189
Remaining to be funded	$3,529	$1,898	$1,642	$7,069
Financial Summary ($ in thousands except per Sq. Ft.)				
Units closed (through Q1 2021)	316	465	423	1,204
Units under contract (through Q1 2021)	1	—	—	1
Units remaining to be sold (through Q1 2021)	—	—	—	—
Total % of units closed or under contract	100.0%	100.0%	100.0%	100.0%
Units closed (current quarter)	1	—	—	1
Units under contract (current quarter)	—	—	—	—
Square footage closed or under contract (total)	449,205	389,663	294,273	1,133,141
Total % square footage closed or under contract	100.0%	100.0%	100.0%	100.0%
Total cash received (closings & deposits)	$503,872	$512,647	$218,576	$1,235,095
Total GAAP revenue recognized				$1,234,089
Expected avg. price per Sq. Ft.	$1,100 - 1,150	$1,300 - 1,350	$700 - 750	

(a) Ke Kilohana consists of 375 workforce units and 48 market rate units.

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Ward Village - Condominiums Remaining to be Sold

As of March 31, 2021	Waiea	'A'ali'i	Kō'ula	Victoria Place	Total
Key Metrics ($ in thousands)					
Type of building	Ultra-Luxury	Upscale	Upscale	Ultra-Luxury	
Number of units	177	750	565	349	1,841
Avg. unit Sq. Ft.	2,138	520	725	1,164	861
Condo Sq. Ft.	378,488	390,097	409,612	406,351	1,584,548
Street retail Sq. Ft. (a)	7,716	11,570	36,787	n/a	56,073
Stabilized retail NOI	$453	$637	$1,281	n/a	$2,371
Stabilization year	2017	2022	2023	n/a	
Development progress ($ in millions)					
Status	Opened	Under Construction	Under Construction	Under Construction	
Start date	Q2 2014	Q4 2018	Q3 2019	Q1 2021	
Completion / Est. Completion date	Q4 2016	Q4 2021	2022	2024	
Total development cost	$594,571	$411,900	$487,039	$503,271	$1,996,781
Cost-to-date	451,194	296,219	140,939	46,317	934,669
Remaining to be funded	$143,377	$115,681	$346,100	$456,954	$1,062,112
Financial Summary ($ in thousands except per Sq. Ft.)					
Units closed (through Q1 2021)	174	—	—	—	174
Units under contract (through Q1 2021)	—	648	447	298	1,393
Units remaining to be sold (through Q1 2021)	3	102	118	51	274
Total % of units closed or under contract	98.3%	86.4%	79.1%	85.4%	85.1%
Units closed (current quarter)	4	—	—	—	4
Units under contract (current quarter)	—	8	8	30	46
Square footage closed or under contract (total)	369,937	318,883	333,887	356,120	1,378,827
Total % square footage closed or under contract	97.7%	81.7%	81.5%	87.6%	87.0%
Total cash received (closings & deposits)	$681,326	$87,269	$105,802	$130,058	$1,004,455
Total GAAP revenue recognized					$681,326
Expected avg. price per Sq. Ft. (b)	$1,900 - 1,950	$1,300 - 1,350	$1,500 - 1,550	$1,850 - $1,900	
Deposit Reconciliation (in thousands)					
Spent towards construction	$—	$84,759	$63,985	$—	$148,744
Held for future use (c)	—	2,510	41,817	130,058	174,385
Total deposits from sales commitment	**$—**	**$87,269**	**$105,802**	**$130,058**	**$323,129**

Target condo profit margin across all sold and remaining to be sold condos at completion (excluding land cost) is approximately 30%.
(a) Expected construction cost per retail square foot for all sold and remaining to be sold condos is approximately $1,100.
(b) Expected average price per square foot for all sold and remaining to be sold condos is between $1,300 and $1,350.
(c) Total deposits held for future use are presented above only for projects under construction and are included in Restricted cash on the balance sheet.

Howard Hughes.
HowardHughes.com 281.719.6100 19

Summary of Remaining Development Costs

in thousands

Property	Location	Total Estimated Costs (a)	Costs Paid Through March 31, 2021	Estimated Remaining to be Spent	Remaining Buyer Deposits/ Holdback to be Drawn	Debt to be Drawn (b)	Costs Remaining to be Paid, Net of Debt and Buyer Deposits/ Holdbacks to be Drawn (c)	Estimated Completion Date
		(A)	(B)	(A) - (B) = (C)	(D)	(E)	(C) - (D) - (E) = (F)	
Operating Assets								
6100 Merriweather	Columbia, MD	$ 138,221	$ 109,869	$ 28,352	$ —	$ 25,960	$ 2,392 (d)	Open
Juniper Apartments	Columbia, MD	116,386	97,257	19,129	—	17,674	1,455 (d)	Open
Merriweather District Area 3 Standalone Restaurant	Columbia, MD	6,530	4,000	2,530	—	—	2,530 (d)	Open
Creekside Park West	Houston, TX	20,777	19,295	1,482	—	2,890	(1,408) (d)(e)	Open
The Lane at Waterway	Houston, TX	45,033	35,743	9,290	—	8,119	1,171	Open
Two Lakes Edge	Houston, TX	107,706	99,118	8,588	—	7,181	1,407 (d)	Open
Total Operating Assets		434,653	365,282	69,371	—	61,824	7,547	
Seaport Assets								
Pier 17 and Historic District Area / Uplands	New York, NY	594,368	541,628	52,740	—	—	52,740 (d)(f)	Open
Tin Building	New York, NY	194,613	119,354	75,259	—	—	75,259	Q4 2021
Total Seaport Assets		788,981	660,982	127,999	—	—	127,999	
Strategic Developments								
Creekside Park The Grove	Houston, TX	57,472	36,475	20,997	—	18,016	2,981	Q2 2021
Marlow	Columbia, MD	130,490	10,644	119,846	—	—	119,846	2023
Starling at Bridgeland	Houston, TX	58,072	1,374	56,698	—	—	56,698	2022
'A'ali'i	Honolulu, HI	411,900	296,219	115,681	5,571	103,084	7,026	Q4 2021
Anaha	Honolulu, HI	404,038	400,509	3,529	—	—	3,529	Open
Ke Kilohana	Honolulu, HI	217,483	215,841	1,642	—	—	1,642	Open
Kō'ula	Honolulu, HI	487,039	140,939	346,100	31,920	289,957	24,223	2022
Victoria Place	Honolulu, HI	503,271	46,317	456,954	137,805	309,912	9,237	2024
Waiea	Honolulu, HI	594,571	451,194	143,377	—	—	143,377 (g)	Open
Total Strategic Developments		2,864,336	1,599,512	1,264,824	175,296	720,969	368,559	
Combined Total		$ 4,087,970	$ 2,625,776	$ 1,462,194	$ 175,296	$ 782,793	$ 504,105	
						Starling at Bridgeland financing	$ (42,668) (h)	
						Marlow financing	(82,570) (h)	
						Estimated costs to be funded net of financing, assuming closing on estimated financing	$ 378,867	

See page 32 for definition of "Remaining Development Costs".

(a) Total Estimated Costs represent all costs to be incurred on the project which include construction costs, demolition costs, marketing costs, capitalized leasing, payroll or project development fees, deferred financing costs and advances for certain accrued costs from lenders and excludes land costs and capitalized corporate interest allocated to the project. Total Estimated Costs for assets at Ward Village and Columbia exclude master plan infrastructure and amenity costs at Ward Village and Merriweather District.
(b) With respect to our condominium projects, remaining debt to be drawn is reduced by deposits utilized for construction.
(c) We expect to be able to meet our cash funding requirements with a combination of existing and anticipated construction loans, condominium buyer deposits, free cash flow from our Operating Assets and MPC segments, net proceeds from condominium sales, our existing cash balances and as necessary, the postponement of certain projects.
(d) Final completion is dependent on lease-up and tenant build-out.
(e) Negative balances represent cash to be received in excess of Estimated Remaining to be Spent. These items are primarily related to December 2020 costs that were paid by us, but not yet reimbursed by our lenders. We expect to receive funds from our lenders for these costs in the future.
(f) Development costs incurred and Estimated total costs (excl. land) are shown net of insurance proceeds of approximately $64.7 million.
(g) Total estimate includes $136.0 million for necessary warranty repairs. However, we anticipate recovering a substantial amount of these costs in the future, which is not reflected in this schedule.
(h) The financing for Marlow and Starling at Bridgeland closed in April 2021.

Howard Hughes. HowardHughes.com 281.719.6100 20

Portfolio Key Metrics

	MPC Regions						Non-MPC Regions			
	The Woodlands Houston, TX	The Woodlands Hills Houston, TX	Bridgeland Houston, TX	Summerlin Las Vegas, NV	Columbia Columbia, MD	Total MPC Regions	Hawai'i Honolulu, HI	Seaport New York, NY	Other	Total Non-MPC
Operating - Stabilized Properties										
Office Sq.Ft.	3,373,048	—	—	532,428	1,387,717	5,293,193	—	—	—	—
Retail Sq. Ft. (a)	375,551	—	67,947	801,098	130,816	1,375,412	1,031,983	13,000	264,507	1,309,490
Multifamily units	1,389	—	312	391	817	2,909	—	21	—	21
Hotel Rooms	909	—	—	—	—	909	—	—	—	—
Self-Storage Units	1,357	—	—	—	—	1,357	—	—	—	—
Other Sq. Ft.	135,801	—	—	—	—	135,801	—	—	—	—
Operating - Unstabilized Properties										
Office Sq.Ft.	595,617	—	—	—	319,002	914,619	—	146,935	1,491,651	1,638,586
Retail Sq.Ft.	84,425	—	—	—	67,383	151,808	—	251,600	—	251,600
Multifamily units	549	—	—	—	382	931	—	—	—	—
Hotel rooms	—	—	—	—	—	—	—	—	—	—
Self-Storage Units	—	—	—	—	—	—	—	—	—	—
Other Sq. Ft.	—	—	—	—	—	—	—	—	—	—
Operating - Under Construction Properties										
Office Sq.Ft.	—	—	—	—	—	—	—	—	—	—
Retail Sq.Ft.	—	—	—	—	32,411	32,411	48,357	53,000	—	101,357
Other Sq. Ft.	—	—	—	—	—	—	—	—	—	—
Multifamily units	360	—	358	—	472	1,190	—	—	—	—
Hotel rooms	—	—	—	—	—	—	—	—	—	—
Self-Storage Units	—	—	—	—	—	—	—	—	—	—
Residential Land										
Total gross acreage/condos (b)	28,505 ac.	2,055 ac.	11,506 ac.	22,500 ac.	16,450 ac.	81,016 ac.	3,046	n.a.	n.a.	3,046
Current Residents (b)	119,000	750	15,500	116,000	112,000	363,250	n.a.	n.a.	n.a.	—
Remaining saleable acres/condos	27 ac.	1,276 ac.	2,743 ac.	2,854 ac.	n/a	6,900 ac.	274	n.a.	n.a.	274
Estimated price per acre (c)	$ 1,402	$ 286	$ 451	$ 743	n/a	$ —	n.a.	n.a.	n.a.	$ —
Commercial Land										
Total acreage remaining	721 ac.	175 ac.	1,342 ac.	831 ac.	96 ac.	3,165 ac.	n.a.	n.a.	n.a.	—
Estimated price per acre (c)	$ 987	$ 515	$ 615	$ 1,012	$ 580	$ —	n.a.	n.a.	n.a.	$ —

Portfolio Key Metrics herein include square feet, units and rooms included in joint venture projects. Sq. Ft. and units are not shown at share. Retail Sq. Ft. includes multi-family Sq. Ft.
(a) Retail Sq. Ft. within the Summerlin region excludes 381,767 Sq. Ft. of anchors and 41,606 Sq. Ft of additional office space above our retail space.
(b) Acreage shown as of March 31, 2021; current residents shown as of March 31, 2021.
(c) Residential and commercial pricing represents the Company's estimate of price per acre per its 2022 land models.

HowardHughes.com 281.719.6100 21

HowardHughes.com 281.719.6100 22 (a) Commercial acres may be developed by us or sold. (b) Reconciliation of GAAP MPC segment EBT to MPC Net Contribution is found under Reconciliation of Non-GAAP Measures on page 35. (c) Est. Stabilized NOI (Future) and Wtd. avg. time to stabilize (yrs.) represents all assets within the respective MPC regions, inclusive of stabilized, unstabilized and under construction. MPC Portfolio Master Planned Communities- Remaining Saleable Acres (a) Income Producing Assets - Stabilized and Unstabilized Commercial 23% Residential 77% Stabilized 100% Commercial 36% Residential 64% Unstabilized 7% Stabilized 93% Unstabilized 17% Stabilized 83% Commercial 100% $ in thousands Nevada Texas Maryland Total MPC Performance - 1Q21 & 1Q20 MPC Net Contribution (1Q21) (b) $ 9,472 $ (6,785) $ (201) $ 2,486 MPC Net Contribution (1Q20) (b) $ (1,860) $ (8,348) $ (328) $ (10,536) Operating Asset Performance - 2021 & Future Annualized 1Q21 in-place NOI $ 48,331 $ 112,950 $ 28,516 $ 189,797 Est. stabilized NOI (future) (c) $ 59,966 $ 207,594 $ 63,091 $ 330,651 Wtd. avg. time to stab. (yrs.) (c) — 2.4 3.7 —

HowardHughes.com 281.719.6100 23 Master Planned Community Land The Woodlands The Woodlands Hills Bridgeland Summerlin Columbia Total $ in thousands Q1 2021 Q1 2020 Q1 2021 Q1 2020 Q1 2021 Q1 2020 Q1 2021 Q1 2020 Q1 2021 Q1 2020 Q1 2021 Q1 2020 Revenues: Residential land sale revenues (a) $ — $ 8,701 $ 5,004 $ 2,573 $ 12,666 $ 17,547 $ 19,684 $ 9,120 $ — $ — $ 37,354 $ 37,941 Commercial land sale revenues (a) — — — — 123 1,791 — — — — 123 1,791 Builder price participation 18 40 78 16 362 284 6,336 7,418 — — 6,794 7,758 Other land sale revenues 167 115 — — 10 16 3,839 2,825 — — 4,016 2,956 Total revenues 185 8,856 5,082 2,589 13,161 19,638 29,859 19,363 — — 48,287 50,446 Expenses: Cost of sales - residential land — (4,968) (2,002) (978) (3,407) (5,720) (10,209) (4,536) — — (15,618) (16,202) Cost of sales - commercial land — — — — (33) (584) — — — — (33) (584) Real estate taxes (959) (1,143) (26) 25 (633) (604) (557) (632) (145) (144) (2,320) (2,498) Land sales operations (1,828) (1,505) (348) (440) (803) (875) (2,262) (1,434) (55) (184) (5,296) (4,438) Depreciation and amortization (13) (34) — — (35) (34) (24) (23) — — (72) (91) Total operating expenses (2,800) (7,650) (2,376) (1,393) (4,911) (7,817) (13,052) (6,625) (200) (328) (23,339) (23,813) Net interest capitalized (expense) (436) (962) 408 295 4,885 3,936 5,900 5,285 — — 10,757 8,554 Equity in earnings from real estate affiliates — — — — — — 27,650 8,934 — — 27,650 8,934 EBT $ (3,051) $ 244 $ 3,114 $ 1,491 $ 13,135 $ 15,757 $ 50,357 $ 26,957 $ (200) $ (328) $ 63,355 $ 44,121 Key Performance Metrics: Residential Total acres closed in current period — ac. 7.4 ac. 16.3 ac. 8.5 ac. 27.6 ac. 40.0 ac. 9.8 ac. 0.6 ac. — — Price per acre achieved (b) NM $ 1,176 $ 307 $ 303 $ 459 $ 439 $ 1,741 $ 1,542 NM NM Avg. gross margins NM 42.9% 60.0% 62.0% 73.1% 67.4% 48.1% 50.3 % NM NM Commercial Total acres closed in current period — — — — 18.1 16.0 ac. — — ac. — — Price per acre achieved NM NM NM NM $ 130 $ 131 NM NM NM NM Avg. gross margins NM NM NM NM 73.1% 67.4 % NM NM NM NM Avg. combined before-tax net margins NM 46.4% 60.0% 62.0% 73.1% 67.4% 48.1% 50.3 % NM NM Key Valuation Metrics The Woodlands The Woodlands Hills Bridgeland Summerlin Columbia Remaining saleable acres Residential 27 ac. 1,276 ac. 2,743 ac. 2,854 ac. — Commercial (c) 721 ac. 175 ac. 1,342 ac. 831 ac. 96 ac. Projected est. % superpads / lot size —% / — —% / — —% / — 87% / 0.25 ac NM Projected est. % single-family detached lots / lot size 34% / 0.80 ac 85% / 0.21 ac 88% / 0.22 ac —% / — NM Projected est. % single-family attached lots / lot size 66% / 0.12 ac 15% / 0.13 ac 9% / 0.11 ac —% / — NM Projected est. % custom homes / lot size —% / — —% / — 3% / 0.63 ac 13% / 0.45 ac NMEstimated builder sale velocity (blended total - TTM) (d) 9 33 84 130 NM Projected GAAP gross margin (e) 76.2% / 75.6% 60.0% / 62.4% 73.1% / 67.4% 52.8% / 53.7% NM Projected cash gross margin (e) 96.8% 86.1% 86.8% 74.6% NMResidential sellout / Commercial buildout date estimate Residential 2023 2030 2035 2039 — Commercial 2034 2030 2045 2039 2023 (a) Summerlin's residential revenues for 2020 includes the recognition of $8.2 million in deferred revenue. Bridgeland’s commercial revenues for 2021 exclude $2.2 million in deferred revenue due to post-closing development obligations associated with the land sold. (b) The price per acre achieved for Summerlin residential lots is mostly attributable to custom lots sales, impacting results. The price per acre achieved for The Woodlands residential lots is mostly attributable to the mix of lots sold, positively impacting results. (c) Columbia Commercial excludes 31 commercial acres held in the Strategic Developments segment in Downtown Columbia. (d) Represents the average monthly builder homes sold over the last twelve months ended March 31, 2021. (e) Projected GAAP gross margin is based on GAAP revenues and expenses which exclude revenues deferred on sales closed where revenue did not meet criteria for recognition and includes revenues previously deferred that met criteria for recognition in the current period. Gross margin for each MPC may vary from period to period based on the locations of the land sold and the related costs associated with developing the land sold. Projected cash gross margin includes all future projected revenues less all future projected development costs, net of expected reimbursable costs, and capitalized overhead, taxes and interest. NM Not meaningful. Master Planned Community Land

HowardHughes.com 281.719.6100 24 Office Expirations (a) Retail Expirations (a) Expiration Year Annualized Cash Rent ($ in thousands) Percentage of Annualized Cash Rent Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft. Annualized Cash Rent ($ in thousands) Percentage of Annualized Cash Rent Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft. 2021 $ 5,151 2.47% $ 18.95 $ 3,484 4.52% $ 20.84 2022 18,116 8.67% 11.60 5,002 6.50% 34.63 2023 12,176 5.83% 21.69 7,825 10.16% 44.39 2024 18,516 8.86% 29.37 6,662 8.65% 44.43 2025 17,678 8.46% 20.61 20,149 26.17% 46.32 2026 9,899 4.74% 39.65 6,310 8.19% 43.69 2027 20,931 10.02% 36.01 4,720 6.13% 52.08 2028 11,197 5.36% 39.75 4,266 5.54% 41.37 2029 8,495 4.07% 17.09 3,514 4.56% 36.99 2030 15,497 7.42% 40.44 3,137 4.07% 45.70 Thereafter 71,278 34.12% 45.42 11,927 15.49% 38.71 Total $ 208,934 100.00% $ 76,996 100.00% (a) Excludes leases with an initial term of 12 months or less. Also excludes Seaport leases. Lease ExpirationsLease Expirations Office and Retail Lease Expirations Total Office and Retail Portfolio as of March 31, 2021 % o f A nn ua liz ed C as h R en t E xp iri ng Houston Summerlin Columbia Hawaii Other Office 2021 Retail 2021 Office 2022 Retail 2022 Office 2023 Retail 2023 Office 2024 Retail 2024 Office 2025 Retail 2025 Office 2026 Retail 2026 Office 2027 Retail 2027 Office 2028 Retail 2028 Office 2029 Retail 2029 Office 2030 Retail 2030 Office 2031+ Retail 2031+ 0% 6% 12% 18% 24% 30%

Acquisition / Disposition Activity

thousands except rentable Sq. Ft. / Units / Acres

Q1 2021 Acquisitions

Date Acquired	Property	% Ownership	Location	Rentable Sq. Ft. / Units / Acres	Acquisition Price

No acquisition activity in Q1 2021

Q1 2021 Dispositions

Date Sold	Property	% Ownership	Location	Rentable Sq. Ft. / Units / Acres	Sale Price

No disposition activity in Q1 2021

Howard Hughes.
HowardHughes.com 281.719.6100 25

Other/Non-core Assets

Property Name	City, State	% Own	Acres	Notes
Landmark Mall	Alexandria, VA	100 %	33	Plan to transform the mall into an open-air, mixed-use community. In January 2017, we acquired the 11.4 acre Macy's site for $22.2 million.
Monarch City	Allen, TX	100 %	230	Located north of Downtown Dallas, this 230-acre mixed-use development received unanimous zoning approval June 26, 2019.
Century Park	Houston, TX	100 %	63	In conjunction with the acquisition of the Occidental Towers in The Woodlands in December 2019, we acquired Century Park, a 63-acre, 1.3 million square foot campus with 17 office buildings in the West Houston Energy Corridor in Houston, TX.
Maui Ranch Land	Maui, HI	100 %	20	Two, non-adjacent, ten-acre parcels zoned for native vegetation.
80% Interest in Fashion Show Air Rights	Las Vegas, NV	80 %	N/A	Air rights above the Fashion Show Mall located on the Las Vegas Strip.
250 Water Street	New York, NY	100 %	1	The one-acre site is situated at the entrance of the Seaport. In October 2020, we announced our comprehensive proposal for the redevelopment of 250 Water Street, which includes the transformation of this underutilized full-block surface parking lot into a mixed-use development that would include affordable housing, condominium units, community-oriented spaces and office space. In May 2021, we received approval from the New York City Landmarks Preservation Commission on our proposed design for the building at the site. This favorable ruling confirms that the proposed architecture is appropriate for the Seaport Historic District and allows us to proceed with the formal New York City Uniform Land Use Review Procedure known as ULURP. Approval from the NYC City Planning Commission via this process will be required to allow us to complete the necessary transfer of development rights to the parking lot site. While we move forward in the planning and approval stages for this strategic site, it will continue to be rented to a third party and used as a parking lot.

Howard Hughes.
HowardHughes.com 281.719.6100 26

Debt Summary

thousands	March 31, 2021	December 31, 2020
Fixed-rate debt:		
Unsecured 5.375% Senior Notes due 2025	$ —	$ 1,000,000
Unsecured 5.375% Senior Notes due 2028	750,000	750,000
Unsecured 4.125% Senior Notes due 2029	650,000	—
Unsecured 4.375% Senior Notes due 2031	650,000	—
Secured mortgages, notes and loans payable	588,203	590,517
Special Improvement District bonds	34,101	34,305
Variable-rate debt:		
Mortgages, notes and loans payable, excluding condominium financing (a)	1,467,039	1,725,461
Condominium financing (a) (c)	300,179	219,883
Mortgages, notes and loans payable	4,439,522	4,320,166
Unamortized bond issuance costs	—	(4,355)
Deferred financing costs	(44,335)	(28,442)
Total mortgages, notes and loans payable, net	$ 4,395,187	$ 4,287,369

Net Debt on a Segment Basis, at share as of March 31, 2021 (b)

thousands	Operating Assets	Master Planned Communities	Seaport	Strategic Developments	Segment Totals	Non-Segment Amounts	Total
Mortgages, notes and loans payable, net (a) (c)	$ 1,771,448	$ 179,994	$ 99,201	$ 325,261	$ 2,375,904	$ 2,019,283	$ 4,395,187
Mortgages, notes and loans payable of real estate and other affiliates (d)	$ 281,355	$ 5,584	$ —	$ —	$ 286,939	$ —	$ 286,939
Less:							
Cash and cash equivalents	(97,501)	(103,928)	(9,616)	(8,489)	(219,534)	(756,250)	(975,784)
Cash and cash equivalents of real estate and other affiliates (d)	(4,429)	(140,887)	(101)	(259)	(145,676)	—	(145,676)
Special Improvement District receivables	—	(51,952)	—	—	(51,952)	—	(51,952)
Municipal Utility District receivables, net	—	(332,040)	—	—	(332,040)	—	(332,040)
TIF receivable	—	—	—	(1,103)	(1,103)	—	(1,103)
Net Debt	**$ 1,950,873**	**$ (443,229)**	**$ 89,484**	**$ 315,410**	**$ 1,912,538**	**$ 1,263,033**	**$ 3,175,571**

Consolidated Debt Maturities and Contractual Obligations by Extended Maturity Date as of March 31, 2021 (e)

thousands	2021	2022	2023	2024	2025	Thereafter	Total
Mortgages, notes and loans payable (e)	$ 38,403	$ 77,689	$ 1,128,042	$ 437,126	$ 153,077	$ 2,605,185	$ 4,439,522
Interest payments (f)	139,337	182,981	171,610	136,149	122,480	460,127	1,212,684
Ground lease and other leasing commitments	2,896	4,325	4,371	4,419	4,468	249,941	270,420
Total consolidated debt maturities and contractual obligations	**$ 180,636**	**$ 264,995**	**$ 1,304,023**	**$ 577,694**	**$ 280,025**	**$ 3,315,253**	**$ 5,922,626**

(a) As of March 31, 2021, $650.5 million of variable-rate debt has been swapped to a fixed rate for the term of the related debt. As of December 31, 2020, $649.9 million of variable-rate debt has been swapped to a fixed rate for the term of the related debt. As of March 31, 2021, $117.7 million of variable rate debt was capped at a maximum interest rate. As of December 31, 2020, $75.0 million of variable-rate debt was capped at a maximum interest rate.

(b) Net debt is a non-GAAP financial measure that we believe is useful to our investors and other users of our financial statements as its components are important indicators of our overall liquidity, capital structure and financial position. However, it should not be used as an alternative to our debt calculated in accordance with GAAP.

(c) As of March 31, 2021, $300.2 million of the Mortgages, notes and loans payable, net related to financing for the condominium towers at Ward Village in the Strategic Developments segment.

(d) Each segment includes our share of the Mortgages, notes and loans payable, net and Cash and cash equivalents for all joint ventures included in Investments in real estate and other affiliates.

(e) Mortgages, notes and loans payable and Condominium financing are presented based on extended maturity date, subject to customary extension terms.

(f) Interest is based on the borrowings that are presently outstanding and current floating interest rates.

Howard Hughes
HowardHughes.com 281.719.6100 27

Property-Level Debt

$ in thousands

Asset	Q1 2021 Principal Balance	Contract Interest Rate	Interest Rate Hedge	Current Annual Interest Rate		Initial / Extended Maturity (a)
Operating Assets						
Outlet Collection at Riverwalk	28,194	L+250	Floating	3.50 %		Oct-21
20/25 Waterway Avenue	12,781	0.0479	Fixed	4.79 %		May-22
Millennium Waterway Apartments	51,660	0.0375	Fixed	3.75 %		Jun-22
Lake Woodlands Crossing Retail	12,329	L+180	Floating	1.91 %		Jan-23
Lakeside Row	31,889	L+225	Floating	2.36 %		Jul-22 / Jul-23
Senior Secured Credit Facility	615,000	4.61 %	Floating/Swap	4.61 %	(b) (c)	Sep-23
Two Lakes Edge	66,854	L+215	Floating	2.40 %		Oct-22 / Oct-23
The Woodlands Resort & Conference Center	62,500	L+250	Floating	3.00 %		Dec-21 / Dec-23
9303 New Trails	10,651	0.0488	Fixed	4.88 %		Dec-23
4 Waterway Square	31,192	0.0488	Fixed	4.88 %		Dec-23
Creekside Park West	15,110	L+225	Floating	2.36 %		Mar-23 / Mar-24
The Lane at Waterway	22,581	L+175	Floating	1.86 %		Aug-23 / Aug-24
6100 Merriweather	63,884	L+275	Floating	2.86 %		Sep-22 / Sep-24
Juniper Apartments	67,982	L+275	Floating	2.86 %		Sep-22 / Sep-24
Tanager Apartments	39,992	L+225	Floating	2.50 %		Oct-21 / Oct-24
9950 Woodloch Forest Drive	78,656	L+195	Floating	2.06 %		Mar-25
Ae'o Retail	30,370	L+265	Floating	2.90 %		Oct-25
Ke Kilohana Retail	9,278	L+265	Floating	2.90 %		Oct-25
3831 Technology Forest Drive	20,566	0.045	Fixed	4.50 %		Mar-26
Kewalo Basin Harbor	11,562	L+275	Floating	2.86 %		Sep-27
Millennium Six Pines Apartments	42,500	3.39 %	Fixed	3.39 %		Aug-28
3 Waterway Square	45,861	3.94 %	Fixed	3.94 %		Aug-28
One Lakes Edge	69,440	4.50 %	Fixed	4.50 %		Mar-29
Aristocrat	36,847	3.67 %	Fixed	3.67 %		Sep-29
Creekside Park Apartments	37,730	3.52 %	Fixed	3.52 %		Oct-29
One Hughes Landing	50,511	4.30 %	Fixed	4.30 %		Dec-29
Two Hughes Landing	47,799	4.20 %	Fixed	4.20 %		Dec-30
8770 New Trails	35,487	4.89 %	Floating/Swap	4.89 %	(d)	Jun-21 / Jan-32
Constellation Apartments	24,200	4.07 %	Fixed	4.07 %		Jan-33
Hughes Landing Retail	34,157	3.50 %	Fixed	3.50 %		Dec-36
Columbia Regional Building	24,136	4.48 %	Fixed	4.48 %		Feb-37
Las Vegas Ballpark	48,173	4.92 %	Fixed	4.92 %		Dec-39
	$ 1,779,872					

Howard Hughes.
HowardHughes.com 281.719.6100 28

Property-Level Debt (con't)

$ in thousands

Asset		Q1 2021 Principal Balance	Contract Interest Rate	Interest Rate Hedge	Current Annual Interest Rate		Initial / Extended Maturity (a)
Master Planned Communities							
The Woodlands Master Credit Facility	$	75,000	L+250	Floating/Cap	2.61 %	(e)	Oct-22 / Oct-24
Bridgeland Credit Facility		75,000	L+250	Floating/Cap	2.61 %	(e)	Oct-22 / Oct-24
	$	150,000					
Seaport							
250 Water Street	$	100,000	L+350	Floating	3.61 %		Nov-22 / Nov-23
	$	100,000					
Strategic Developments							
‘A‘ali‘i	$	190,616	L+310	Floating	4.10 %		Jun-22 / Jun-23
Kō‘ula		66,844	L+300	Floating	3.11 %		Mar-23 / Mar-24
Creekside Park The Grove		25,371	L+175	Floating	1.86 %		Jan-24 / Jan -25
Victoria Place		42,718	L+500	Floating/Cap	5.25 %	(f)	Sep-24 / Sep-26
	$	325,549					
Total (g)	$	2,355,421					

(a) Extended maturity assumes all extension options are exercised if available based on property performance.

(b) The credit facility bears interest at one-month LIBOR plus 1.65%, but the $615.0 million term loan is swapped to an overall rate equal to 4.61%. The following properties are included as collateral for the credit facility: 10-70 Columbia Corporate Center, One Mall North, One Merriweather, 1701 Lake Robbins, 1725-1735 Hughes Landing Boulevard, Creekside Village Green, Lakeland Village Center at Bridgeland, Embassy Suites at Hughes Landing, The Westin at The Woodlands and certain properties at Ward Village.

(c) Balance includes zero drawn on the revolver portion of the loan that is intended for general corporate use.

(d) Concurrent with the closing of the $35.5 million construction loan for 8770 New Trails on June 27, 2019, the Company entered into an interest rate swap which is designated as a cash flow hedge. The Loan will bear interest at one-month LIBOR plus 2.45% but it is currently swapped to a fixed rate equal to 4.89%.

(e) Balance includes $50 million drawn on the revolver portion of the The Woodlands and Bridgeland Credit Facility.

(f) Concurrent with the closing of the $368.2 million construction loan for Victoria Place in Ward Village in the first quarter of 2021, the Company entered into interest rate cap agreements which are not designated as a hedging instruments. The loan will bear interest at one-month LIBOR plus 5.00%, subject to a LIBOR cap of 2.00% and a LIBOR floor of 0.25%, but is currently capped at an interest rate of 2.00%.

(g) Excludes JV debt, Corporate bond debt, and SID bond debt related to Summerlin MPC and retail.

Howard Hughes.

HowardHughes.com 281.719.6100 29

HowardHughes.com 281.719.6100 30 Minimum Contractual Ground Lease Payments ($ in thousands) Future Cash Payments Pro-Rata Three months ended Remaining Year Ending December 31, Ground Leased Asset Share Expiration Date March 31, 2021 2021 2022 Thereafter Total Riverwalk (a) 100% 2045-2046 $ 510 $ 1,209 $ 1,737 $ 38,711 $ 41,657 Seaport 100% 2031 (b) 555 1,687 2,288 216,488 220,463 Kewalo Basin Harbor 100% 2049 — — 300 8,000 8,300 $ 1,065 $ 2,896 $ 4,325 $ 263,199 $ 270,420 (a) Includes base ground rent, deferred ground rent and participation rent, as applicable. Future payments of participation rent are calculated based on the floor only. (b) Initial expiration is December 30, 2031 but subject to extension options through December 31, 2072. Future cash payments are inclusive of extension options. Summary of Ground Leases

HowardHughes.com 281.719.6100 31 Impact of COVID-19 thousands except percentages Billed Rent Comparison OPR SEA Q1 2020 Billed Rent $ 96,176 $ 4,951 Difference from Q1 2020 to Q1 2021 in Billed Rent (5.4) % (33.2) % Q1 2020 Net Recurring Revenues $ 89,610 $ 4,676 Difference from Q1 2020 to Q1 2021 in Net Recurring Revenues (3.8) % (45.5) % thousands Q1 2021 Bad Debt Breakout OPR SEA Bad Debt Type Billed Rent Deemed Uncollectible - Operating Tenants $ 4,524 $ 762 Billed Rent Deemed Uncollectible - Tenants Declared Bankruptcy 259 — Cash Impact 4,783 762 Recovery of Previous Bad Debt, net of Increase in Reserve (2,746) (650) Increase (Reduction) in Straight-Line Rent Reserve (1,801) 60 Total Bad Debt Expense $ 236 $ 172 thousands Q1 2021 Revenue Breakdown OPR SEA Billed Rent $ 91,013 $ 3,309 Billed Rent Deemed Uncollectible (4,783) (762) Recovery of Previous Bad Debt, net of Increase in Reserve 2,746 650 Other Revenues 7,463 4,256 Total Revenues $ 96,439 $ 7,453 Total Revenues $ 96,439 $ 7,453 Recovery of Previous Bad Debt, net of Increase in Reserve (2,746) (650) Other Revenues (7,463) (4,256) Net Recurring Revenue $ 86,230 $ 2,547

HowardHughes.com 281.719.6100 32 Stabilized - Properties in the Operating Assets and Seaport segments that have been in service for more than 36 months or have reached 90% occupancy, whichever occurs first. If an office, retail or multifamily property has been in service for more than 36 months but does not exceed 90% occupancy, the asset is considered underperforming. Unstabilized - Properties in the Operating Assets and Seaport segments that have been in service for less than 36 months and do not exceed 90% occupancy. Under Construction - Projects in the Strategic Developments and Seaport segments for which construction has commenced as of March 31, 2021, unless otherwise noted. This excludes MPC and condominium development. Net Operating Income (NOI) - We define net operating income (NOI) as operating cash revenues (rental income, tenant recoveries and other revenue) less operating cash expenses (real estate taxes, repairs and maintenance, marketing and other property expenses), including our share of NOI from equity investees. NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, other (loss) income, depreciation, development-related marketing costs, gain on sale or disposal of real estate and other assets, net, provision for impairment and, unless otherwise indicated, Equity in earnings from real estate and other affiliates. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. Estimated Stabilized NOI - Stabilized NOI is initially projected prior to the development of the asset based on market assumptions and is revised over the life of the asset as market conditions evolve. On a quarterly basis, each asset’s Annualized NOI is compared to its projected Stabilized NOI and Stabilization Date in conjunction with forecast data to determine if an adjustment is needed. Adjustments to Stabilized NOI are made when changes to the asset's long-term performance are thought to be more than likely and permanent. Projected Stabilized Dates are adjusted when the asset is believed to reach its Stabilized NOI prior to or later than originally assumed. Remaining Development Costs - Development costs and related debt held for projects that are under construction or substantially complete and in service in the Operating Assets or the Seaport segment but have not reached stabilized occupancy status are disclosed on the Summary of Remaining Development Costs slide if the project has more than $1.0 million of estimated costs remaining to be incurred. The total estimated costs and costs paid are prepared on a cash basis to reflect the total anticipated cash requirements for the projects. Projects not yet under construction are not included. DefinitionsDefinitions

Reconciliation of Non-GAAP Measures

Reconciliation of Operating Assets segment EBT to Total NOI:

thousands	Q1 2021	Q4 2020	Q3 2020	Q2 2020	Q1 2020
Total Operating Assets segment EBT (a)	$ (31,784)	$ (32,294)	$ (28,831)	$ (17,342)	$ (7,544)
Add back:					
Depreciation and amortization	39,651	46,845	41,395	36,995	37,089
Interest (income) expense, net	19,000	21,070	21,045	23,103	26,193
Equity in (earnings) losses from real estate and other affiliates	11,404	13,197	(962)	(475)	(4,394)
(Gain) loss on sale or disposal of real estate and other assets, net	—	—	(108)	—	(38,124)
(Gain) loss on extinguishment of debt	836	—	1,521	—	—
Provision for impairment	—	—	—	—	48,738
Impact of straight-line rent	(5,107)	(3,045)	1,766	(3,248)	(3,103)
Other	10,139	(24)	69	(119)	173
Total Operating Assets NOI - Consolidated	**44,139**	**45,749**	**35,895**	**38,914**	**59,028**
Redevelopments					
110 North Wacker (b)	—	—	(11)	10	1
Total Operating Asset Redevelopments NOI	**—**	**—**	**(11)**	**10**	1
Dispositions					
100 Fellowship Drive	—	1	38	73	(1,123)
Elk Grove	100	—	—	—	—
Total Operating Asset Dispositions NOI	**100**	**1**	**38**	**73**	(1,123)
Consolidated Operating Assets NOI excluding properties sold or in redevelopment	**44,239**	**45,750**	**35,922**	**38,997**	**57,906**
Company's Share NOI - Equity Investees (b)	**3,599**	**1,362**	**2,315**	**1,836**	**2,237**
Distributions from Summerlin Hospital Investment	**3,755**	**—**	**—**	**—**	**3,724**
Total Operating Assets NOI	**$ 51,593**	**$ 47,112**	**$ 38,237**	**$ 40,833**	**$ 63,867**

(a) EBT excludes corporate expenses and other items that are not allocable to the segments.
(b) During the third quarter of 2020, 110 North Wacker was completed and placed in service, resulting in the deconsolidation of 110 North Wacker and subsequent treatment as an equity method investment. The Company's share of NOI related to 110 North Wacker is calculated using our stated ownership of 23% and does not include the impact of the partnership distribution waterfall.

Howard Hughes.
HowardHughes.com 281.719.6100 33

HowardHughes.com 281.719.6100 34 Reconciliation of Seaport segment EBT to Total NOI: thousands Q1 2021 Q4 2020 Q3 2020 Q2 2020 Q1 2020 Total Seaport segment EBT (a) $ (12,474) $ (11,730) $ (27,646) $ (24,636) $ (35,956) Add back: Depreciation and amortization 6,835 6,777 7,174 6,776 20,875 Interest (income) expense, net (102) 22 2,811 4,626 5,053 Equity in (earnings) losses from real estate and other affiliates 352 328 288 6,633 2,043 (Gain) loss on extinguishment of debt — 3 11,645 — — Impact of straight-line rent 404 441 1,027 1,208 125 Other (income) loss, net (b) 741 1,114 (1,398) 1,953 3,970 Total Seaport NOI - Consolidated (4,244) (3,045) (6,099) (3,440) (3,890) Company's Share NOI - Equity Investees (135) (124) (106) (305) (376) Total Seaport NOI $ (4,379) $ (3,169) $ (6,205) $ (3,745) $ (4,266) Reconciliation of Non-GAAP Measures (a) EBT excludes corporate expenses and other items that are not allocable to the segments. (b) Includes miscellaneous development-related items as well as the loss related to the write-off of inventory due to the permanent closure of 10 Corso Como Retail and Café in the first quarter of 2020, and income related to inventory liquidation sales in the third quarter of 2020. Reconciliation of Non-GAAP Measures (con't)

Reconciliation of Non-GAAP Measures (con't)

thousands	Three Months Ended March 31,	
Reconciliation of MPC Land Sales Closed to GAAP Land Sales Revenue	**2021**	**2020**
Total residential land sales closed in period	$ 34,737	$ 29,745
Total commercial land sales closed in period	2,358	2,096
Net recognized (deferred) revenue:		
Bridgeland	(2,236)	(305)
Summerlin	2,618	8,193
Total net recognized (deferred) revenue	382	7,888
Special Improvement District bond revenue	—	3
Total land sales revenue - GAAP basis	$ 37,477	$ 39,732

thousands	Three Months Ended March 31,	
Reconciliation of MPC Segment EBT to MPC Net Contribution	**2021**	**2020**
MPC segment EBT	$ 63,355	$ 44,121
Plus:		
Cost of sales - land	15,651	16,786
Depreciation and amortization	72	91
MUD and SID bonds collections, net	2,894	1,123
Distributions from real estate and other affiliates	1,144	1,173
Less:		
MPC development expenditures	(52,980)	(64,896)
Equity in (earnings) losses in real estate and other affiliates	(27,650)	(8,934)
MPC Net Contribution	$ 2,486	$ (10,536)

thousands	Three Months Ended March 31,	
Reconciliation of Segment EBTs to Net Income	**2021**	**2020**
Operating Assets segment EBT	$ (31,784)	$ (7,544)
MPC segment EBT	63,355	44,121
Seaport segment EBT	(12,474)	(35,956)
Strategic Developments segment EBT	(21,918)	(103,680)
Consolidated segment EBT	(2,821)	(103,059)
Corporate income, expenses and other items	(65,338)	(22,023)
Net income (loss)	(68,159)	(125,082)
Net (income) loss attributable to noncontrolling interests	1,565	(52)
Net income (loss) attributable to common stockholders	$ (66,594)	$ (125,134)

Howard Hughes.
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